UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2025

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On September 16, 2025, a wholly-owned subsidiary (the “Buyer”) of Comstock Holding Companies, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with a seller (the “Seller”) relating to the purchase of a 400+ unit apartment building located in Rockville, Maryland (the "Property").

In accordance with the Purchase Agreement, Buyer has a 45-day due diligence period from the effective date of the Purchase Agreement, during which time it may terminate the Purchase Agreement and receive a return of its initial $1,000,000 deposit. Should the Buyer move forward with the purchase of the Property subsequent to the expiration of the due diligence period, it shall be required to place in escrow an additional $1,000,000 deposit. In accordance with the Purchase Agreement, settlement is scheduled to take place on December 1, 2025; however, the Buyer has a one-time right to extend the closing date for any reason for up to 30 days provided that it places an extension deposit of $1,000,000 in escrow. The additional deposit and any extension deposit are subject to forfeiture as provided in the Purchase Agreement.

Pursuant to the Purchase Agreement, following the expiration of a due diligence period and subject to fulfillment or waiver of all conditions precedent to the Buyer’s obligation to complete the purchase, the Buyer shall purchase the Property for $112,250,000, subject to certain adjustments.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary indemnification provisions by the Seller in favor of the Buyer.

The Company plans to explore securing an institutional partner with whom it would enter into a joint venture at or prior to closing that would result in the Company owning a minority equity interest in the Property.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK HOLDING COMPANIES, INC.

Date: September 22, 2025	By:	/s/ CHRISTOPHER CLEMENTE
Christopher Clemente Chairman and Chief Executive Officer